EXHIBIT 11


CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF EARNINGS PER COMMON SHARE
(In Thousands, Except Per Share Data)

________________________________________________________________________________________________________________________
                                                       Nine Months to                         Three Months to
                                                     September 30, 1998                      September 30, 1998
                                                _______________________________         ________________________________
                                                                      Per Share                                Per Share
                                                Net Income    Shares    Amount          Net Income     Shares     Amount
________________________________________________________________________________________________________________________
EARNINGS PER COMMON SHARE -- BASIC
Income from continuing operations.........      $190,474      94,664     $2.01         $5,627         95,509       $.06
Loss from discontinued energy
  marketing services operations...........       (17,238)                 (.18)             -                         -
Income (loss) from disposal of energy
  marketing services operations...........       (29,486)                 (.31)         2,425                       .02
                                                ________     _______     _____         ______         ______       ____
NET INCOME................................      $143,750      94,664     $1.52         $8,052         95,509       $.08
                                                ========     =======     =====         ======         ======       ====

EARNINGS PER COMMON SHARE -- DILUTED
Income from continuing operations.........      $190,474      94,664                   $5,627          95,509
Effect of dilutive securities:
  Exercise of stock options...............                       528                                      330
  Vesting of performance shares...........                       375                                      376
  Conversion of 7 1/4% Convertible
    Subordinated Debentures...............         1,578         821                        -              -
                                                ________     _______                   ______          ______
Income from continuing operations,
  as adjusted.............................       192,052      96,388     $1.99          5,627          96,215      $.06
Loss from discontinued energy
  marketing services operations...........       (17,238)                 (.17)             -                         -
Income (loss) from disposal of
  energy marketing services
  operations..............................       (29,486)                 (.31)         2,425                       .02
                                                ________     _______     _____         ______          ______      ____
NET INCOME, AS ADJUSTED                         $145,328      96,388     $1.51         $8,052          96,215      $.08
                                                ========     =======     =====         ======          ======      ====


________________________________________________________________________________________________________________________
                                                       Nine Months to                           Three Months to
                                                     September 30, 1997                        September 30, 1997
                                                _______________________________         ________________________________
                                                                      Per Share                                Per Share
                                                Net Income    Shares     Amount*        Net Income     Shares     Amount*
________________________________________________________________________________________________________________________
EARNINGS PER COMMON SHARE -- BASIC
Income from continuing operations.........      $229,825      94,764     $2.43         $8,761          94,994      $.09
Loss from discontinued energy
  marketing services operations...........       (14,811)                 (.16)        (4,223)                     (.04)
                                                ________     _______     _____         ______          ______      ____
NET INCOME................................      $215,014      94,764     $2.27         $4,538          94,994      $.05
                                                ========     =======     =====         ======          ======      ====

EARNINGS PER COMMON SHARE -- DILUTED
Income from continuing operations.........      $229,825      94,764                   $8,761          94,994
Effect of dilutive securities:
  Exercise of stock options...............                       646                                      785
  Vesting of performance shares...........                       357                                      372
  Conversion of 7 1/4% Convertible
    Subordinated Debentures...............         9,029       4,559                        -              -
                                                ________     _______                   ______          ______
Income from continuing operations,
  as adjusted.............................       238,854     100,326     $2.38          8,761          96,151      $.09
Loss from discontinued energy
  marketing services operations...........       (14,811)                 (.15)        (4,223)                     (.04)
                                                ________     _______     _____         ______          ______      ____
NET INCOME, AS ADJUSTED                         $224,043     100,326     $2.23         $4,538          96,151      $.05
                                                ========     =======     =====         ======          ======      ====
________________________________________________________________________________________________________________________

*Per share amounts have been restated in conformity with SFAS No. 128.